Exhibit 23.2


Epstein, Weber & Conover, PLC
8950 E. Raintree, Suite 200
Scottsdale, AZ  85260
(480) 444-3424





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement for LifFunding Corp. on Form SB-2 of our report dated May 12, 2004, with respect to our audit of the consolidated financial statements of LitFunding Corp. as of December 31, 2003 and the year then ended, included in the Prospectus, which is part of this Registration Statement, filed with the Securities and Exchange Commission.




/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
February 11, 2005